CUSIP No. 81424D109                                          Page 13 of 66 Pages


                                                                       EXHIBIT 6

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


PL CAPITAL, LLC, a Delaware limited liability     )
company, THE FINANCIAL EDGE FUND,                 )
L.P., a Delaware  limited  partnership, THE       )
FINANCIAL EDGE - STRATEGIC FUND,                  )
L.P., a Delaware limited  partnership,            )
RICHARD J. LASHLEY, and JOHN WM.                  )
PALMER,                                           )
                                                  )
                           Plaintiffs,            )
                                                  )
          vs.                                     )
                                                  )   C. A. No. _____________
MARY BETH BONAVENTURA, JOHN P.                    )
HYLAND,  HOWARD O. CYRUS, DR.                     )
PETER FERRINI, TULA KAVADIAS,                     )
ROBERT L. LAUER,  LAWRENCE R.                     )
PARDUCCI,  PHILIP T. RUETH, ROBERT A.             )
VELLUTINI,  and SECURITY  FINANCIAL               )
BANCORP, INC., a Delaware corporation,            )
                                                  )
                           Defendants.            )
                                                  )
                                                  )
                                                  )


                       COMPLAINT FOR DECLARATORY JUDGMENT

     Plaintiffs PL Capital, LLC ("PL Capital"), the Financial Edge Fund, L.P., the Financial Edge - Strategic Fund, L.P., Richard J. Lashley ("Lashley"), and John Wm. Palmer ("Palmer"; collectively, the "Plaintiffs" or "Plaintiff Stockholders"), by and through their counsel Richards, Layton & Finger, P.A., and Foley & Lardner, allege for their Complaint herein as follows:

                              Nature of the Action

     1. This is an action for declaratory relief arising from the failure of the defendants to give and to cause to be disseminated effective public notice of the upcoming annual meeting

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CUSIP No. 81424D109                                          Page 14 of 66 Pages


("2001 Annual Meeting") of stockholders of Security Financial Bancorp, Inc. ("SFBI" or the "Company") and the Director Defendants' stubborn refusal to allow an allegedly "late" notice of intent to nominate a slate of directors to be placed before the stockholders at the upcoming 2001 Annual Meeting resulting in the denial of Plaintiffs' and all other stockholders' right freely to exercise their franchise to make a meaningful choice between competing slates of directors at the 2001 Annual Meeting. As described more fully below, SFBI purportedly made public disclosure of the 2001 Annual Meeting on July 13, 2001, (the "Purported 2001 Notice"). The Purported 2001 Notice was not filed as an attachment to a Form 8-K with the Securities and Exchange Commission ("SEC"), nor was it, or is it now, available on the Company's website, the Edgar Service of the SEC, or the NASDAQ website. Indeed, the Purported 2001 Notice does not appear on any news service sites which Plaintiffs are aware of including, but not limited to, Bloomberg, Reuters, Dow Jones, Yahoo, AOL, CNBC, SNL Securities, American Banker, Chicago Tribune and others including those sites to which the Company claims to have sent such notice.

     2. SFBI's bylaws, filed with the SEC on September 19, 1999 (the "By-Laws"), provide the following procedures for providing timely notice of intent to nominate directors before an annual meeting of stockholders:

          To be timely, a stockholder's notice must be delivered or
          mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or
          made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the
          10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
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CUSIP No. 81424D109                                          Page 15 of 66 Pages


By-Laws, Article I, Section 6(c) (emphasis supplied) (the "Advance Nomination By-Law"). A true and correct copy of the SFBI By-Laws is attached hereto as Exhibit A.

     3. As noted above, the Company's Purported 2001 Notice -- dated July 13, 2001 -- was neither "mailed" nor was it "publicly disclosed" as contemplated and required by the Advance Nomination By-Law. Yet, upon receiving a Notice of Intent to Nominate by a stockholder which was purportedly received after July 24, 2001, SFBI's board of directors (the "Board" or "Board of Directors") voted to reject the notice of intent to nominate as "untimely."

     4. All stockholders of the Company have been and will be deprived of the right to avail themselves of the absolute period for nominating directors contained in the Advance Nomination By-Law and the right to choose in the electoral process among competing slates of directors. By this Complaint, Plaintiffs, in their capacity as stockholders, ask this Court to declare that the Purported 2001 Notice did not comply with the Advance Nomination By-Law of the Company and that the period during which stockholders may act to nominate competing slates of directors remains open until no less than 10 days after proper notice is given.

                                   The Parties

     5. Plaintiffs Lashley and Palmer are managing members of PL Capital, a Delaware limited liability company with its principal place of business in Naperville, Illinois. PL Capital is the general partner of The Financial Edge Fund, L.P., a Delaware limited partnership and The Financial Edge-Strategic
Fund, L.P., a Delaware limited partnership. In their representative and individual capacities, the Plaintiff Stockholders are either record holders, beneficial owners and/or control and exercise sole voting authority with respect to greater than nine (9) percent of SFBI's outstanding shares with a current market value of more than $3 million. Messrs. Lashley and Palmer are also directors of SFBI.
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CUSIP No. 81424D109                                          Page 16 of 66 Pages


     6. Defendant SFBI is a Delaware corporation with its principal place of business located in St. John, Indiana. SFBI is engaged in the financial services business. Upon information and belief, as of August 1, 2001, SFBI had issued and outstanding approximately 1.9 million shares of common stock held by numerous stockholders of record.

     7. Defendants Mary Beth Bonaventura, John P. Hyland, Howard O. Cyrus, Dr. Peter Ferrini, Tula Kavadias, Robert L. Lauer, Lawrence R. Parducci, Philip T. Rueth and Robert A. Vellutini, are all members of the Board of Directors. Collectively, Lashley, Palmer and the Director Defendants constitute the entire Board of Directors of the Company.

                   SFBI's First Annual Meeting of Stockholders

     8. On or about January 5, 2000, SFBI made its initial public offering of securities pursuant to which it issued approximately 1.9 million shares, thus becoming a public reporting company. At all relevant times, SFBI was and is in the business of providing banking services to the general public.

     9. On or about July 7, 2000, SFBI filed a Form 8-K with the SEC attaching a press release announcing its 2000 annual meeting of stockholders to be held on October 19, 2000 (the "2000 Notice"). The Director Defendants clearly demonstrated thereby that they were and are fully aware of how to achieve public dissemination of an announcement when they choose to do so. A true and correct copy of the 2000 Notice is attached hereto as Exhibit B.

     10. The Company's By-Laws do not define the phrase "public disclosure." However, "public disclosure" has recently been defined as "furnishing to or filing with the Commission a Form 8-K ... disclosing that information." See Regulation FD, ss.ss. 243.100 & 243.101(e). The SEC's definition of "public disclosure" is entirely consistent with SFBI's prior practice of issuing notice in preparation for its first annual meeting of stockholders in October 2000. In connection

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CUSIP No. 81424D109                                          Page 17 of 66 Pages


with the October 2000 Annual Meeting, the Plaintiffs exercised their fundamental rights as stockholders by nominating and soliciting proxies for the election of their own candidates to SFBI's Board of Directors. In response, the Company agreed to expand the Board of Directors from nine (9) to eleven (11) members, and to seat Messrs. Palmer and Lashley on the Board.

                      Second Annual Meeting Of Stockholders

     11. Six months later, on or about March 9, 2001 -- well in advance of the 2001 Annual Meeting -- SFBI received a stockholder proposal from Vincent Cainkar ("Cainkar"), an SFBI stockholder, to be included in the SFBI proxy statement at the 2001 Annual Meeting.

     12. Three months later, on or about June 22, 2001, SFBI objected to Cainkar's stockholder proposal, notifying the SEC of its intent to omit the proposal from SFBI's proxy materials for the 2001 Annual Meeting and requesting the SEC's confirmation that it would not recommend enforcement action against SFBI for omitting the proposal. The SEC subsequently ruled against SFBI and required inclusion of Cainkar's proposal. A copy of the SEC's no action letter in this regard is attached hereto as Exhibit C.

     13. On or about June 26, 2001, the SFBI Board of Directors met and set a meeting date of October 23, 2001, for the 2001 Annual Meeting. Despite the latter Board decision, the Company took no steps whatsoever to announce or publically disseminate the date of its 2001 Annual Meeting at that time.

                               The "Secret" Notice

     14. More than two weeks after deciding to set the Company's meeting date for October 23, 2001, the Company finally purported to disclose publically notice of this fact.

     15. On July13, 2001, SFBI purported to issue a press release announcing its October 23, 2001 meeting date. On information and belief, SFBI officers did this by faxing a one page

CUSIP No. 81424D109                                          Page 18 of 66 Pages


"press release" to Dow Jones and e-mailing a copy to Bloomberg. However, rather than pay the nominal fee charged by such agencies to ensure dissemination of such information, SFBI chose instead to "save" the fee and effectively keep the date of its 2001 Annual Meeting a secret.

     16. Likewise, breaking with prior tradition, the Company did not file its one page release with the SEC on a Form 8-K.

     17. Indeed, although the Company maintains an internet website, it even failed to post the notice on its own site.

                      The "Rejected" Stockholder Nomination

     18. As described in greater detail below, Plaintiff Stockholders have, notwithstanding the exercise of diligence, been unable to obtain any record of the Company's secret notice from any public source whatsoever.

     19. Shortly thereafter, in an SNL Securities (www.snl.com) article dated July 16, 2001 (the "SNL Article"), Mr. Cainkar was quoted as stating: "I've been talking to candidates and I figure I'll get a slate of three candidates together to run for the board." A true and correct copy of the SNL Article is attached hereto as Exhibit D.

     20. On information and belief, on or after July 24, 2001, SFBI received correspondence dated July 16, 2001, from Cainkar (the "Cainkar Notice of Intent to Nominate"), indicating his intent to nominate three (3) opposition candidates for election to the Board of Directors at the 2001 Annual Meeting. A true and correct copy of the Cainkar Notice of Intent to Nominate is attached hereto as Exhibit E.

     21. Because Cainkar's notice of intent to nominate three directors at the 2001Annual Meeting was received more than ten (10) days following the alleged dissemination of the Purported 2001 Notice, the Board of Directors, at its July 30, 2001, meeting, voted to reject

CUSIP No. 81424D109                                          Page 19 of 66 Pages


the Cainkar Notice of Intent to Nominate as "untimely" pursuant to the By-Laws. Based on the advice of Company officers that notice of the Company's meeting had been properly disseminated, Lashley originally voted in favor of the Board's determination that the Cainkar Notice of Intent to Nominate was "untimely." Plaintiff Palmer, however, voted against such determination.

     22. Immediately following the July 30, 2001, meeting of the Board of Directors, Plaintiffs searched the news services to which SFBI claimed to have sent the Purported 2001 Notice. In addition, Plaintiffs searched over twenty
(20) other investor and news sites, the SFBI website, the SEC Edgar service, and the NASDAQ website. Plaintiffs found no record of the Purported 2001 Notice. On or about July 31, 2001, in light of the lack of effective public disclosure of the 2001 Annual Meeting, Plaintiff Lashley wrote to the President and CEO of SFBI requesting that the Board of Directors reconsider the Cainkar Notice of Intent to Nominate. A true and correct copy of the correspondence from Lashley dated July 31, 2001 ("July 31, 2001, Correspondence") is attached hereto as Exhibit F.

     23. On or about August 3, 2001, the full Board of Directors of SFBI met via conference call. Despite Plaintiff Lashley's July 31, 2001, Correspondence describing the failure to provide reasonable and proper notice of the 2001 Annual Meeting, a majority of the Board (with plaintiffs Lashley and Palmer dissenting) took the position that the Purported 2001 Notice satisfied the Advance Nomination By-Law. The Board then voted to reaffirm its rejection of the Cainkar Notice of Intent to Nominate. Now aware of the true facts, including the utter lack of any public disclosure or dissemination of the meeting date, plaintiffs Lashley and Palmer voted against rejection.

CUSIP No. 81424D109                                          Page 20 of 66 Pages


     24. On August 3, 2001, SFBI informed Cainkar that the Cainkar Notice of Intent to Nominate had been rejected as "untimely," pursuant to the By-Laws.

     25. In a letter dated August 7, 2001 ("August 7, 2001, Correspondence"), Cainkar responded to SFBI's rejection of his nomination. A true and correct copy of the August 7, 2001, Correspondence is attached hereto as Exhibit G. In the August 7, 2001, Correspondence, Cainkar stated that he neither had received nor had been able to locate any record of the Purported 2001 Notice. Moreover, Cainkar noted that SFBI had neither filed the press release with a form 8-K (as it had in 2000), nor did SFBI send him a copy of the press release containing the Purported 2001 Notice, despite his request (as a stockholder) that he receive all press releases issued by the Company. See Exhibit G.

     26. In response, on or about August 9, 2001, SFBI sent a letter to Cainkar notifying him that SFBI's Board of Directors again reaffirmed its rejection of Cainkar's notice of intent to nominate directors as "untimely", reiterating its position that its 2001 Notice satisfied the requirements of the Company's By-Laws. See August 9, 2001, SFBI letter to Cainkar, attached hereto as Exhibit H.

                                    Count I
                            (For Declaratory Relief)

     27. Plaintiff Stockholders reallege and incorporate by reference paragraphs 1 through 27 of this Complaint as if fully set forth herein.

     28. A fundamental right of ownership of shares of a Delaware corporation is the right to vote on matters of importance to the corporation, including who should sit on the board of directors and govern the corporation. Another fundamental right of ownership is the stockholders' right to nominate individuals for election to the Board of Directors.

CUSIP No. 81424D109                                          Page 21 of 66 Pages


     29. Where, as here, stockholders' rights to nominate candidates for election to the board of directors is constrained by an advance nomination by-law, proper and reasonable public dissemination of notice of a corporation's annual meeting of stockholders is essential to the fair exercise of franchise rights by the company's stockholders.

     30. SFBI has asserted to SFBI stockholder Cainker that the Purported 2001 Notice -- dated July 13, 2001 -- was proper and adequate under SFBI's By-Laws.

     31. It is anticipated that any other SFBI stockholder attempting to exercise his, her or its fundamental right to nominate a slate of directors will also be met with the same rejection by a majority of SFBI's Board of Directors.

     32. SFBI's rejection of a stockholder's notice of intent to nominate on the basis that the Purported 2001 Notice of the 2001 Annual Meeting was adequate deprives all stockholders of their fundamental right, not only to nominate directors for election to the Board of Directors, but also to choose between competing slates of directors.

     33. An actual controversy exists as to whether the Company caused adequate public dissemination of the notice of its 2001 Annual Meeting sufficient to trigger the provisions of the Advance Nomination By-Law.

     34. Plaintiff Stockholders have no adequate remedy at law.

                                    COUNT II
                    (Manipulation of the Corporate Franchise)

     35. Plaintiff Stockholders reallege and incorporate by reference paragraphs 1 through 35 of this Complaint as if fully set forth herein.

     36. The Director Defendants' actions in failing to cause any adequate or reasonable dissemination of notice of the meeting date and in asserting the Advance Nomination By-Law as

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CUSIP No. 81424D109                                          Page 22 of 66 Pages


a bar to stockholder nominations in the circumstances of this case, were actions taken with the purpose of, and have the effect of, inequitably restraining the power of stockholders to challenge the incumbency of one-third of this staggered Board.

     37. Among other directors whose incumbency is being protected against challenge by virtue of the Director Defendants' inequitable conduct in this case is the Chairwoman of the Board of Directors who would, if the Board complied with the Company's own By-Laws, be forced to defend her stewardship of the Company in a public election contest.

     38. Whether or not the Company's initial attempts to publically disclose the Purported 2001 Notice were reasonable -- which they were not -- the Board's decision to assert the Advance Nomination By-Law as a bar to nominations where it knows with certainty that its prior efforts to cause public disclosure of the Purported 2001 Notice were ineffective constitutes a breach of the Defendant Directors' duty of good faith and an inequitable and improper manipulation of the corporate franchise.

     39. Plaintiff Stockholders have no adequate remedy at law.

     WHEREFORE, Plaintiffs request that the Court enter its Orders, Judgments and Decrees in their favor and against defendants:

     a. Declaring and decreeing that the Purported 2001 Notice was not adequate "public disclosure" of such notice as required by the Advance Nomination By-Law and that, accordingly, proper notice of the date of the 2001 Annual Meeting has not been given by the Company in accordance with the By-Laws;

     b. Declaring and decreeing that the Director Defendants have breached their fiduciary duties by failing to cause adequate dissemination of the Purported 2001 Notice and by

CUSIP No. 81424D109                                          Page 23 of 66 Pages

then asserting the Advance Nomination By-Law as a purported bar against nomination of directors by stockholders;

     c. Awarding Plaintiffs their costs and attorneys fees incurred in prosecuting this litigation; and

     d. Awarding Plaintiffs such other and further relief as may be proper or appropriate in the circumstances and as equity may require.




-------------------------------
Gregory V. Varallo
Daniel A. Dreisbach
Richard P. Rollo
Richards, Layton & Finger, P.A.
One Rodney Square
Post Office Box 551
Wilmington, DE  19899
(302)-651-7700
  Attorneys for PL Capital, LLC, The
  Financial Edge Fund, L.P., the Financial
  Edge-Strategic Fund, L.P., Richard J.
Lashley, and John Wm. Palmer

OF COUNSEL:
Phillip M. Goldberg
Lisa L. Tharpe
Foley & Lardner
330 North Wabash Avenue
Suite 3300
Chicago, IL   60611
(312) 755-1900

Dated:    August 22, 2001

CUSIP No. 81424D109                                          Page 24 of 66 Pages


                                                          Exhibit A to Exhibit 6

                        SECURITY FINANCIAL BANCORP, INC.

                                    BYLAWS

                           ARTICLE I - STOCKHOLDERS

     Section 1.     Annual Meeting.
     ---------      --------------

     An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

     Section 2.     Special Meetings.
     ---------      ----------------

     Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

     Section 3.     Notice of Meetings.
     ---------      ------------------

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4.     Quorum.
     ---------      ------

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation), shall constitute a quorum for

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CUSIP No. 81424D109                                          Page 25 of 66 Pages


all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 5.     Organization.
     ---------      ------------

     Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6.     Conduct of Business.
     ---------      -------------------

     (a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to
                                       2

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CUSIP No. 81424D109                                          Page 26 of 66 Pages


stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder; and
(iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this
Section 6(b). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

     (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible
                                        3

CUSIP No. 81424D109                                          Page 27 of 66 Pages


for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 7.     Proxies and Voting.
     ---------      ------------------

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be made by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

     Section 8.     Stock List.
     ---------      ----------

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.
                                       4

CUSIP No. 81424D109                                          Page 28 of 66 Pages


     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 9.     Consent of Stockholders in Lieu of Meeting.
     ---------      ------------------------------------------

     Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                        ARTICLE II - BOARD OF DIRECTORS

     Section 1.     General Powers, Number, Term of Office and Limitations.
     ---------      ------------------------------------------------------

     The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of such designation shall be nine
(9). The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

     Section 2.     Vacancies and Newly Created Directorships.
     ---------      -----------------------------------------

     Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have
                                        5

CUSIP No. 81424D109                                          Page 29 of 66 Pages


been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent Director.

     Section 3.     Regular Meetings.
     ---------      ----------------

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

     Section 4.     Special Meetings.
     ---------      ----------------

     Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or the President or, in the event that the Chairman of the Board or President are incapacitated or otherwise unable to call such meeting, by the Secretary, and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5.     Quorum.
     ---------      ------

     At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 6.     Participation in Meetings By Conference Telephone.
     ---------      -------------------------------------------------

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 7.     Conduct of Business.
                    -------------------

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

CUSIP No. 81424D109                                          Page 30 of 66 Pages


     Section 8.     Powers.
     ---------      ------

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1) To declare dividends from time to time in accordance with law;

          (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (4) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

          (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

          (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (7) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs; and

          (9) To fix the Compensation of officers and employees of the Corporation and its subsidiaries as it may determine.

     Section 9.     Compensation of Directors.
     ---------      -------------------------

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.
                                       7

CUSIP No. 81424D109                                          Page 31 of 66 Pages


                           ARTICLE III - COMMITTEES

     Section 1.     Committees of the Board of Directors.
     ---------      ------------------------------------

     The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2.     Conduct of Business.
     ---------      -------------------

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee unless otherwise determined by the Board of Directors by a majority vote of the Board of Directors which such quorum determined by a majority of the Board may be one-third of such members and all matters considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

       Section 3.   Nominating Committee.
       ----------   --------------------

     The Board of Directors shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members. The Nominating Committee shall have authority: (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these Bylaws in order to determine compliance with such Bylaw; and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing.

CUSIP No. 81424D109                                          Page 32 of 66 Pages


                             ARTICLE IV - OFFICERS

     Section 1.     Generally.
     ---------      ---------

     (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. Any number of offices may be held by the same person.

     (b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.

     (c) All Officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective Offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

     Section 2.     Chairman of the Board of Directors.
     ---------      ----------------------------------

     The Chairman of the Board, subject to the provisions of these Bylaws and to the direction of the Board of Directors, when present shall preside at all meetings of the stockholders of the Corporation. The Chairman of the Board shall perform such duties designated to him by the Board of Directors and which are delegated to him or her by the Board of Directors by resolution of the Board of Directors.

     Section 3.     President and Chief Executive Officer.
     ---------      -------------------------------------

     The President and Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President and Chief Executive Officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the President and Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board), employees and agents of the Corporation.

     Section 4.   Vice President.
     ----------   --------------

     The Vice President or Vice Presidents shall perform the duties of the President in his absence or during his inability to act. In addition, the Vice Presidents shall perform the duties and exercise

CUSIP No. 81424D109                                          Page 33 of 66 Pages


the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

     Section 5.     Secretary.
     ---------      ---------

     The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President. Subject to the direction of the Board of Directors, the Secretary shall have the power to sign all stock certificates.

     Section 6.     Treasurer.
     ----------     ----------

     The Treasurer shall be the Comptroller of the Corporation and shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. Subject to the direction of the Board of Directors, the Treasurer shall have the power to sign all stock certificates.

     Section 7.     Assistant Secretaries and Other Officers.
     ---------      -----------------------------------------

     The Board of Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

     Section 8.     Action with Respect to Securities of Other Corporations.
     ----------     --------------------------------------------------------

     Unless otherwise directed by the Board of Directors, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
                                       10

CUSIP No. 81424D109                                          Page 34 of 66 Pages


                               ARTICLE V - STOCK


     Section 1.     Certificates of Stock.
     ---------      ---------------------

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 2.     Transfers of Stock.
     ---------      ------------------

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3.     Record Date.
     ---------      -----------

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

CUSIP No. 81424D109                                          Page 35 of 66 Pages



     Section 4.     Lost, Stolen or Destroyed Certificates.
     ---------      --------------------------------------

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5.     Regulations.
     ---------      -----------

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.



                             ARTICLE VI - NOTICES


     Section 1.     Notices.
     ---------      -------

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram or other courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram or other courier, shall be the time of the giving of the notice.

     Section 2.     Waivers.
     ---------      -------

     A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

CUSIP No. 81424D109                                          Page 36 of 66 Pages


                          ARTICLE VII - MISCELLANEOUS

     Section 1.     Facsimile Signatures.
     ---------      --------------------

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2.     Corporate Seal.
     ---------      --------------

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an assistant to the Treasurer.

     Section 3.     Reliance Upon Books, Reports and Records.
     ---------      ----------------------------------------

     Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4.     Fiscal Year.
     ---------      -----------

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

     Section 5.     Time Periods.
     ---------      ------------

     In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

CUSIP No. 81424D109                                          Page 37 of 66 Pages



                           ARTICLE VIII - AMENDMENTS

     The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change was given not less than two (2) days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.

     The above Bylaws are effective as of September 15, 1999, the date of incorporation of Security Financial Bancorp, Inc.

CUSIP No. 81424D109                                          Page 38 of 66 Pages

                                                          Exhibit B to Exhibit 6

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) July 7, 2000

                       SECURITY FINANCIAL BANCORP, INC.
                       --------------------------------
            (Exact name of Registrant as specified in its Charter)



9321 Wicker Avenue, St. John, Indiana                 46373
-------------------------------------                 -----
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (219) 365-4344
                                                     --------------

ITEM 5.  OTHER EVENTS.
         ------------

     On July 7, 2000, Security Financial Bancorp, Inc. issued a press release which announced that the 2000 annual meeting of stockholders will be held on October 19, 2000.

      A press release announcing the annual meeting is attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.
         ---------------------------------------

      Exhibit 99.1 Press Release dated July 7, 2000.




                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SECURITY FINANCIAL BANCORP, INC.



Date: July 7, 2000                  By: /s/John P. Hyland
                                        -------------------------------
                                        John P. Hyland
                                President and Chief Executive Officer

CUSIP No. 81424D109                                          Page 39 of 66 Pages

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

JOANN HALTERMAN
Public Relations
Tel: (219) 365-4344



                        SECURITY FINANCIAL BANCORP, INC.
                        --------------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

     St. John, Indiana -- July 7, 2000. Security Financial Bancorp, Inc. (Nasdaq-SFBI), announced today that the corporation's annual meeting of stockholders will be held on Thursday, October 19, 2000.

     Security Financial Bancorp, Inc. is the holding company for Security Federal Bank & Trust headquartered in St. John, Indiana.

CUSIP No. 81424D109                                          Page 40 of 66 Pages


                                                          Exhibit C to Exhibit 6

UNITED STATES
                               SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D.C. 20549

   DIVISION OF
CORPORATION FINANCE


                                                           July 6, 2001



       Lori M. Beresford
       Muldoon Murphy & Faucette LLP
       5101 Wisconsin Avenue, N.W.
       Washington, D.C. 20016


       Re:   Security Financial Bancorp, Inc.
             Incoming letter dated June 22, 2001


Dear Ms. Beresford:

     This is in response to your letter dated June 22, 2001 concerning the shareholder proposal submitted to Security Financial by Burbank Partners. We also have received a letter on the proponent's behalf dated June 29, 2001. Our response is attached to the enclosed photocopy of your correspondence. By doing this, we avoid having to recite or summarize the facts set forth in the correspondence. Copies of all of the correspondence also will be provided to the proponent.

     In connection with this matter, your attention is directed to the enclosure, which sets forth a brief discussion of the Division's informal procedures regarding shareholder proposals.



                                              Sincerely,




                                              Martin P. Dunn
                                              Associate Director (Legal)


       Enclosures

       cc:    Vincent Cainkar
              Louis F. Cainkar, Ltd.
              6215 West 79th Street-Suite 2A
              Burbank, Illinois 60459-1102

CUSIP No. 81424D109                                          Page 41 of 66 Pages



                                                            July 6, 2001



Response of the Office of Chief Counsel
Division of Corporation Finance


Re:    Security Financial Bancorp, Inc.
       Incoming letter dated June 22, 2001


     The proposal relates to amending Security Financial's certificate of incorporation to provide that all compensation, meeting fees, annual retainer, and fixed fees for directors be paid in common stock and not cash.

     We are unable to conclude that Security Financial has met its burden of establishing that the proposal would violate applicable state law. Accordingly, we do not believe that Security Financial may omit the proposal from its proxy materials in reliance on rule 14a-8(i)(2).

     We are unable to concur in your view that Security Financial may exclude the entire proposal under rule 14a-8(i)(3). However, there appears to be some basis for your view that portions of the supporting statement may be materially false or misleading under rule 14a-9. In our view, the proponent must:

* recast the sentence that begins "The shareholders should. . ." and ends". . . to increase shareholder value" as the proponent's opinion;

* provide factual support for the sentence that begins "The exorbitant compensation . . . and ends"... indirectly the stock price";

* recast the sentence that begins "If Directors were . . ." and ends "... about the stock price" as the proponent's opinion;

* delete the statements beginning "and also pays. . ." and ending "... special board meetings";

*    delete the phrase "health insurance, or retirement benefits";

CUSIP No. 81424D109                                          Page 42 of 66 Pages


* recast the sentence that begins "Payment of these amounts..." and ends ..." when paid in cash" as the proponent's opinion;

* delete the sentence that begins "In fact. . ." and ends ... concerns about the stock price";

* provide factual support for the sentence that begins "The Shareholders have. . ." and ends ... earnings of the Company"; and

* delete the sentence that begins "Possibly they don't. . ." and ends"... small amount of stock."

Accordingly, unless the proponent provides Security Financial with a proposal and supporting statement revised in this manner, within seven calendar days after receiving this letter, we will not recommend enforcement action to the Commission if Security Financial omits only these portions of the supporting statement from its proxy materials in reliance on rule 14a-8(i)(3).


                                              Sincerely,



                                              Jonathan Ingram
                                              Special Counsel

CUSIP No. 81424D109                                          Page 43 of 66 Pages


                          MULDOON MURPHY & FAUCETTE LLP
                                ATTORNEYS AT LAW
                           5101 Wisconsin Avenue, N.W.
                             Washington, D. C. 20016

                            TELEPHONE (202) 362-0840
                            TELECOPIER (202) 966-9409

                                 www.mmf-law.com

                                  June 22, 2001

VIA COURIER
Office of the Chief Counsel
Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       Re:    Security Financial Bancorp, Inc.
              Stockholder Proposal of Burbank Partners

Ladies and Gentlemen:

     On March 9, 2001, Security Financial Bancorp, Inc., a Delaware corporation (the "Company"), received a stockholder proposal (the "Proposal") and supporting statement (the "Supporting Statement") from Burbank Partners (the "Proponent"), as signed by Mr. Vincent Cainkar. The Proponent wishes to include the Proposal and the Supporting Statement in the Company's proxy materials for its 2001 annual meeting of stockholders (the "2001 Annual Meeting").

     On behalf of the Company, we hereby notify the Securities and Exchange Commission (the "Commission") and, by copy of this letter, the Proponent, of the Company's intention to omit the Proposal and Supporting Statement from the Company's proxy materials for the 2001 Annual Meeting. In accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we request that the Division of Corporation Finance (the "Division") not recommend any enforcement action against the Company if the Proposal and the Supporting Statement are omitted.

     Pursuant to Rule 14a-8(j) and on behalf of the Company, we enclose herewith for filing six copies of the following:

     1. The Proposal and the Supporting Statement; and

     2. The Company's statement in support of the omission of the Proposal and the Supporting Statement (contained in this letter).


       The Proposal reads as follows:

          Shall the Certificate of Incorporation be amended by adding Article FOURTEENTH to read as follows: All compensation, meeting fees, annual retainer, and fixed fees for Directors shall be paid in the form of common stock and not cash.

     The Supporting Statement includes an opening paragraph, a statement of the current fees paid to the Company's non-employee directors and, mistakenly, of the fees paid to non-employee directors of the Company's wholly owned subsidiary, Security Federal Bank & Trust, a paragraph on the Company's directors' stock ownership in the Company's common stock and a paragraph on stock repurchases.

I.   Company's Statement Concerning Omission of the Proposal.

     The Company intends to omit the Proposal and Supporting Statement from the Company's proxy materials for the 2001 Annual Meeting. The Company believes that Rules 14a-8(i)(2) and 14a-8(i)(3), promulgated under the Exchange Act, permit the Company to omit the Proposal and the Supporting Statement and, in the alternative, that Rule 14a-8(i)(3), promulgated under the Exchange Act, permit the Company to omit portions of the Supporting Statement.

II. Under Rule 14a-8(i)(3), the Proposal and the Supporting Statement may be Omitted Because they are Materially False and Misleading

     Rule 14a-8(i)(3) permits a registrant to omit a shareholder proposal that "is contrary to any of the Commission's proxy rules, including [Rule 14a-9], which prohibits materially false or misleading statements in proxy soliciting materials." The Proposal and Supporting Statement contain numerous statements that are false and/or misleading in violation of Rule 14a-9, which justifies their omission under Rule 14a-8(i)(3). If the Proposal and the Supporting Statement are not

CUSIP No. 81424D109                                          Page 44 of 66 Pages

omitted in their entirety, the Company believes that portions of the Supporting Statement may be omitted pursuant to Rule 14a-8(i)(3).

          A. The Proposal Itself is False and Misleading

     Rule 14a-9 prohibits solicitations that omit any material fact necessary to make the statements not false or misleading. The Proposal is misleading because the Proponent fails to provide information necessary to enable the stockholders reading the Proposal, with or without the Supporting Statement, to decipher the exact form of compensation for directors the Proponent proposes. The Proponent simply states that the Certificate of Incorporation should be amended to provide that directors "be paid in the form of common stock and not cash." The term "common stock," not capitalized, is not a defined term in the Certificate of Incorporation, nor does the Proponent provide the name of a corporation who's common stock he proposes the Company pay to its directors. It is unclear, from reading the Proposal without the Supporting Statement, what corporation's common stock the Proponent proposes the Company pay its directors, be it the common stock of the Company, another financial institution holding company or any other corporation. It is also not clear who the Proponent proposes determine which corporation's common stock to pay its directors. Such a proposal omits material information and thus is false and misleading.

     When reading the Proposal in connection with the Supporting Statement, it is still unclear which corporation's common stock the Proponent proposes the Company pay its directors. In the Supporting Statement the Proponent uses the term common stock and/or similar terms very loosely ("issuance of common shares" and "paid in common shares") with no limitation or qualification as to which corporation's common stock or common shares. When the terms common stock or common shares are put in the context of the Supporting Statement's third and fourth paragraphs regarding director Company stock ownership and Company stock repurchases, a shareholder may be able to infer that the Proponent seeks the Company to pay its directors with Company common stock; however, as discussed below, the Company intends to omit at the very least these two paragraphs and therefore, the Proposal and any remaining portions of the Supporting Statement omit material information and are false and misleading.

     Whether or not a shareholder could identify that the type of common stock that would be issued to directors would be that of the Company, the Proposal is still false and misleading because it fails to identify how the common stock would be acquired and issued to shareholders and at what cost to the Company. Specifically, it is unclear whether common stock would be issued to directors from authorized, but unissued stock, which would increase the number of shares of Company common stock outstanding, and therefore be dilutive to all shareholders, or whether common stock would be purchased in the market by the Company. If common stock were to be purchased by the Company, there is no guidance as to how often the purchases would be made, how frequently shares would be purchased and then allocated and issued to directors, how the Company would register the shares for directors, and at what cost. In addition, there are accounting issues that would need to be addressed depending upon how the Company ultimately handles issuing shares to directors. None of these costs are identified and quantified in the shareholder proposal. Consequently, shareholders will not have sufficient information on which to base their decision regarding the shareholder proposal and therefore the Proposal is false and misleading and should be omitted.


     B. The Supporting Statement is False and Misleading

     The Supporting Statement contains numerous statements that are false and/or misleading in violation of Rule 14a-9, which justifies its omission under Rule 14a-8(i)(3). If the Supporting Statement is not omitted in its entirety, the Company believes that portions of the Supporting Statement may be omitted pursuant to Rule 14a-8(i)3.

     The majority of the second paragraph of the Supporting Statement is false and misleading because it misrepresents the compensation paid to directors of the Company. Specifically, the only information that is accurate regarding the compensation paid to the Company's directors is that Company directors receive as annual retainer of $2,500. The remaining information regarding fees is false and misleading because it attributes fees paid to directors of Security Federal Bank & Trust to the Company's directors. As described on pages 7 and 8 of the most recent Company proxy statement, filed September 19, 2000 with the Commission, Security Federal Bank & Trust, not the Company, pays its directors for attendance at board meetings and committee meetings and Security Federal Bank & Trust, not the Company, has a retirement plan for its directors. Therefore, the entire second paragraph of the Supporting Statement, other than the phrases "Currently, the Company pays an annual retainer of $2,500 to each Director" (emphasis in original) and "This does not include expense reimbursement" is false and misleading in that it states that the Company pays fees for attendance at board meetings and committee meetings, that a Company director could receive $14,500 per year, and that the Company pays health insurance and retirement benefits to its directors. Such statements are false and, therefore these statements should be omitted (The Company intends to exclude the last sentence of the second paragraph for reasons set forth below).

     The following sentences from the Supporting Statement are conclusory and unsupported by objective data or other facts, and, as such, they are misleading and may be excluded. In addition, the Company believes that the following sentences in the Supporting Statement may be excluded because they contain statements of the Proponent's opinion that are not identified as opinion and provide no support for the Proponent's opinions.

       First Paragraph

     1. "The Shareholders should not permit any Director of the company to be paid in cash but should require compensation to be paid through the issuance of common shares in order to give the Directors an incentive to increase shareholder value."

     There is no evidence set forth that paying directors in stock rather than cash will give an

CUSIP No. 81424D109                                          Page 45 of 66 Pages

incentive to increase shareholder value. There is also no evidence set forth to support the inference that the Directors currently have no incentive to increase shareholder value.

     2. "The exorbitant compensation being paid to Directors is having an adverse effect on the earnings and indirectly the stock price."

     There is no evidence set forth to support the statement that the directors' compensation is exorbitant, nor that it has an adverse effect on the earnings and the stock price of the Company. There is no comparison to other similarly situated directors, nor any other analysis or explanation as to why the current compensation is exorbitant. There is also no evidence set forth for the Proponent's inference that stock compensation would have a different effect on the earnings or the Company's stock price than cash compensation.

     3. "If Directors were paid in common shares, then they would share our concern about the stock price."

     There is no evidence set forth that there is a correlation between a director being paid in common stock and his or her concern about the Company's stock price. There is also no evidence set forth that shows that the directors currently have no concern for the Company's stock price.

        Second Paragraph

     4. "Payment of these amounts are not in the best interest of shareholders, especially when paid in cash."

     There is no evidence set forth that payments in cash are not in the best interest of stockholders or for the inference that payments in stock are in the best interest of stockholders.

        Third Paragraph

     5. The entire third paragraph of the Supporting Statement, relating to the supposed relationship between a director's ownership in stock and his or her "concerns about the stock price" and "little faith in the Company."

     There is no evidence set forth that there is a correlation between a director being paid in common stock and his or her concern about the Company's stock price or his or her faith in the Company. There is also no evidence set forth that shows that the directors currently have no concern with the Company's stock price or that the directors have little faith in the Company.

         Fourth Paragraph

     6. "The Shareholders have the power to stop this excessive corporate expense which is a drag on the earnings of the Company."

     There is no evidence set forth to support the statement that the directors' fees are an excessive corporate expense or that the fees are a drag on the earnings of the Company. There is also no evidence set forth to support the inference that stock compensation is not an excessive corporate expense that would not be a drag on the earnings of the Company.

     7. "If the Directors who are paid in cash had such concern about the Shareholders, why haven't they authorized a larger share buy-back than 5%."

     There is no evidence set forth to support the statement that the directors have no concern about the Shareholders because the directors did not authorize a larger stock repurchase program.

     Further, the Company has not been able to complete the repurchase plan it authorized on March 2, 2001. The Proponent does not present evidence that a larger stock purchase plan could be completed, or if completed, how such a program would be beneficial to the Company or its shareholders.

     8. "The stock is trading at a substantial discount to book value and a buy-back would be accretive to book value."

     There is no evidence set forth to support the statement that the stock is trading at a substantial discount to book value and that a buy-back would be accretive to book value, even if the stock is trading at a discount to book value.

     9. "Possibly they don't care because they own such a small amount of stock. Approving the proposed change which requires director compensation to be paid in common shares will hopefully instill more concern for the Shareholders."

     There is no evidence set forth that there is a correlation between a director's stock ownership or a director being paid in common stock and his or her concern or care for the Company's shareholders. There is also no evidence set forth that shows that the directors currently have no concern or care for the Company's stockholders.

     In the past, the Division has agreed not to recommend enforcement action if a company excluded portions of a Proposal or Supporting Statement that contained unsupported assertions similar to those listed above. See, e.g., National Fuel Gas Company (November 18, 1999). Because the statements in the Supporting Statement contain unsupported assertions, they are materially false and misleading and may be excluded under Rule 14a-8(i)(3) as being in violation of the proxy rules.

     The Division previously has also agreed not to recommend enforcement action when a company excluded from its proxy materials statements of opinion that were not identified as the proponent's opinion, because such statements are false and misleading. D&N Financial Corporation (February 9, 1999). Because the unsupported assertions listed above, if actually opinions, are not

CUSIP No. 81424D109                                          Page 46 of 66 Pages

labeled as statements of opinion, they are materially false and misleading and may be excluded under Rule 14a-8(i)(3) as being in violation of the proxy rules.

     Finally, statements 3, 5, 7 and 9 quoted above also may be excluded under Rule 14a-8(i)(3), because they tend to impugn the character of the Company's directors without factual foundations, in violation of Rule 14a-9. Note (b) to Rule 14a-9 states that "material which directly or indirectly impugns character, integrity or personal reputation, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation" may be misleading. These statements all conclude that the Company's directors do not care for, do not have any concern for or have any faith in the Company's stockholders, the Company itself or the Company's stock price. Such unfounded accusations impugn the character of the directors and are therefore may be excluded under 14a-8(i)(3) as being in violation of the proxy rules. See POCI, Inc. (April 7, 1992) (statements "arrogant and inept" and "fail to disclose materials information to shareholders," even if cast as opinions, appear to violate Rule 14a-9); Kiddie Products, Inc. (April 8, 1988) (statement that members of the management have "very high and ever-increasing salaries and perks" is excludable).

III. Under Rule 14a-8(i)(2), the Proposal May be Omitted Because it Would, if Implemented, Cause the Company to Violate an Existing Contractual Obligation and Delaware Law

     Mr. John P. Hyland, Director, President and Chief Executive Officer of the Company is party to an employment contract with the Company that entitles Mr. Hyland to a salary of $175,000 per year. Section 11(a) of the employment agreement requires that Mr. Hyland's salary be "paid in cash or check from the general funds" of the Company. The employment agreement does not permit the $175,000 to be paid in non-cash equivalents such as stock. As a result, the Proposal, which requires that directors of the Company be paid in the form of common stock and not cash, would require the Company to breach Mr. Hyland's contract, thereby violating Delaware law.

     The Division previously has determined that omission is proper under Rule 14a-8(i)(2) if a proposal would require a registrant to breach existing contractual obligations. See e.g. The Kroger Co. (April 21, 2000), Union Pacific Corporation (January 25, 1999); International Business Machines Corporation (December 15, 1995) and Coca Cola Enterprises, Inc. (January 21, 1994). Since the Proposal would require the Company to breach its contractual obligations under an existing employment contract, it should be omitted.

IV.   Conclusion

     In conclusion, we believe omission of the Proposal and the Supporting Statement in their entirety is proper. We believe that the Proposal and the Supporting Statement should be omitted under Rules 14a-8(i)(2) and 14a-8(i)(3), promulgated under the Exchange Act. Accordingly, the Company intends to omit the Proposal from the Company's proxy materials for the 2001 Annual Meeting.

     In view of the foregoing and on behalf of the Company, we respectfully request your confirmation that the Division will not recommend enforcement action against the Company if it omits the Proposal and Supporting Statement from its proxy statement and form of proxy for the 2001 Annual Meeting.

     As required by Rule 14a-8(j)(1), we are sending a copy of this letter to the Proponent as notice of the Company's intention to omit the Proposal and Supporting Statement.

     Should the Division disagree with our conclusions or need additional information or further explanation, we request the opportunity to confer with the Division prior to the issuance of its response. Please feel free to contact the undersigned at (202) 362-0840. Thank you for your attention to this matter.

                                        Very truly yours,

                                        MULDOON MURPHY & FAUCETTE LLP



                                        Lori M. Beresford


cc:   Vincent Cainkar, Burbank Partners
      John P. Hyland, President and Chief Executive Officer,
        Security Financial Bancorp, Inc.
      Paul M. Aguggia, Esq.
      Sean P. Kehoe, Esq.

CUSIP No. 81424D109                                          Page 47 of 66 Pages



                          SHAREHOLDER PROPOSAL

     "Shall the Certificate of Incorporation be amended by adding Article FOURTEENTH to read as follows: All compensation, meeting fees, annual retainer, and fixed fees for Directors shall be paid in the form of common stock and not cash."


                         SUPPORTING STATEMENT

     The Shareholders should not permit any Director of the Company to be paid in cash but should require compensation to be paid through the issuance of common shares in order to give the Directors an incentive to increase shareholder value. The Directors serve the Shareholders, not the opposite. The exorbitant compensation being paid to Directors is having an adverse effect on the earnings and indirectly the stock price. If Directors were paid in common shares, then they would share our concern about the stock price.

     Currently, the Company pays an annual retainer of $2,500 to each Director and also pays the following fees to non-management directors for attendance at each board meeting and each meeting of a committee:


                                                          Fees
            Regular Board Meeting
            Chairman                                      $2,000
            Vice-Chairman                                 $1,600
            Director                                      $1,000
            Special Board Meetings                        $  500
            Committee Meetings                            $  250

This means that a non-management Director who attends one regular board meeting per month is paid $14,500 per year. This does not include any compensation for committee meetings or special board meetings. This does not include any expense reimbursement, health insurance, or retirement benefits. Payment of these amounts are not in the best interest of shareholders, especially when paid in cash.

     According to information contained in the Company's Proxy Statement dated September 19, 2000, one Director owns a total of 500 shares of stock. This stock would have a market value of $8,250 if the stock is trading at $16.50. Why should this Director be paid $14,500 in Director's fees in cash in one year, an amount which exceeds the total value of her shares? In fact, it is difficult to believe that a Director with 500 shares has any concerns about the stock price. Another Director owns 1,000 shares and three more Directors own under 5,000 shares each. Why should the Shareholders pay these Directors in cash when the Directors show such little faith in the Company that they do not purchase common stock?

     The Shareholders have the power to stop this excessive corporate expense which is a drag on the earnings of the Company. If the Directors who are paid in cash had such concern about the Shareholders, why haven't they authorized a larger share buy-back than 6%? The stock is trading at a substantial discount to book value and a buy-back would be secretive to book value. Possibly they don't care because they own such a small amount of stock. Approving the proposed change which requires director compensation to be paid in common shares will hopefully instill more concern for the Shareholders.

CUSIP No. 81424D109                                          Page 48 of 66 Pages


                                   LAW OFFICES

                               Louis F. CAINKAR, LTD.
                           6215 WEST 79TH STREET-SUITE 2A
                          BURBANK, ILLINOIS 60459-1 102
                                  708/ 430-3988
Louis F. CAINKAR                      -                        DOWNTOWN OFFICE:
VINCENT CAINKAR     FACSIMILE 708/430-4092   30 NORTH LA SALLE STREET-SUITE 3922
MICHAEL G. CAINKAR                                  CHICAGO, ILLINOIS 60602-2507
GARY S. PERLMAN                                                    312/236-3985
HEATHER R. SLOAN



   June 29, 2001


   Office of the Chief Counsel
   Division of Corporation Finance
   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C. 20549

   Re:  Security Financial Bancorp, Inc.
        Stockholder Proposal of Burbank Partners

   Gentlemen:

On behalf of Burbank Partners (the "Proponent") we hereby notify the Securities and Exchange Commission (the "Commission") and by copy of this letter, Security Financial Bancorp, Inc. (the "Company") of our response to the letter dated June 22, 2001 from Muldoon Murphy & Faucette LLP with respect to the stockholder proposal and supporting statement (the "Proposal") submitted on March 9, 2001 by the Proponent. We hereby request that the Commission deny the relief requested by the Company.

The burden of persuading the Commission that the Proposal is entitled to be excluded is on the Company. The Proponent is more than willing to discuss a change in wording of the Proposal to make the Proposal more clear in answer the objections of the Company. Therefore the Commission is requested to not take any action until the Proponent has an opportunity to discuss changes with the Commission.

As a simple matter, the Proposal could be rewritten to read as follows:

     "Shall the Certificate of Incorporation be amended by adding Article FOURTEENTH to read as follows: All compensation, meeting fees, annual retainer, and fixed fees for service as a Director of the Corporation shall be paid in the form of Common Stock of the Corporation."

These changes should answer most of the objections of the Company. Changes in the supporting statement can also be made to clarify the Proponents position.


In conclusion, we believe that the Company is not entitled to exclude the Proposal, especially considering that the Proponent is willing to modify the wording thereof. Please feel free to contact me at (708) 430-3988. Thank you.


Vincent Cainkar

VC:les

cc:  Muldoon Murphy & Faucette LLP

CUSIP No. 81424D109                                          Page 49 of 66 Pages

                                                          Exhibit D to Exhibit 6

            INVESTOR PUSHES FOR FURTHER CHANGES AT SECURITY FINANCIAL

     Security Financial Bancorp Inc. should pay its directors in stock rather than cash, said an investor who in the past has aired other grievances about the St. John, Indiana-based thrift.

     In a July 12 letter to President John Hyland, Vincent Cainkar, head of Burbank Partners, formalized his March proposal to amend director compensation. Cainkar said the revised proposal will be included in the company's proxy materials and voted on at the thrift's next annual meeting, which probably will be held in October.

     A call placed to Hyland seeking comment on the proposal and confirmation of its inclusion in the proxy materials was not returned.

     Cainkar has complained that, in general, the thrift's directors own only tiny portions of company stock but receive substantial cash compensation for serving on the board. That sort of compensation, Cainkar says, discourages directors from taking any real interest in the thrift's performance.

     Cainkar told Bank Investor that he is dissatisfied with Security Financial's languishing stock repurchase program and its management, but said, "My main beef is the excessive directors' fees."

     In a supporting statement for his proposal, Cainkar said that, unlike the current system, "paying director compensation through the issuance of common shares and not in the form of cash will give directors an incentive to increase shareholder value."

     According to Cainkar, company directors earn more than $1,000 per month. [illegible] 15,000 a year in directors' fees and they have 500 shares of stock. You multiply that by nine people, that's a chunk of money," he said.

     According to Security Financial's proxy statement for last year's annual meeting, the thrift's chairman takes home $2,000, the vice chairman $1,600 and other nonmanagement directors $1,000 for each scheduled board meeting. For special meetings, directors earn $500. Security Financial held seven board meetings in 2000. In addition, directors receive $250 for attending committee meetings. The thrift also pays board members an annual retainer of $2,500.

     Moreover, Cainkar said, "The directors' fees are at two levels; one is at the publicly held company and the other is at the bank board." Security Financial does not disclose compensation for directors of subsidiary Security Federal Bank & Trust. The subsidiary's board held 12 meetings in 2000.

CUSIP No. 81424D109                                          Page 50 of 66 Pages


     "My plan only approaches the directors at the holding company level, but really they're hiding all the compensation at the bank level," he said. "Even if this thing passes by 100%, [Security Financial] can completely ignore it at the bank level. . . . They can ignore everything that the shareholders want."

     Cainkar said the director compensation issue is symptomatic of management's larger disregard for shareholder interests. "My objection," he said, "is that these people are running the company like it's their company, and I don't agree with that."

     Several major shareholders have been sharply critical of the thrift's management. Paul Duggan, of Boulevard Capital Management, John Palmer of PL Capital LP and David Harvey of Everest Partners have filed Schedules 13D with the Securities and Exchange Commission over the past year, complaining about Security Financial's management.

     Cainkar's goal to make current directors better managers by putting them on the side of shareholders. He [illegible] that this is on the proxy." Cainkar said he hoped the proposal might encourage current directors to depart, thereby accelerating changes in management, but he said that "if past actions are indicative of the future ... it's doubtful."

     The investor said he expected the proposal to carry at Security Financial's next annual meeting. "I don't know who would be against it, except current management." He estimated that management, including the employee stock ownership plan, only directly controls between 15% and 17% of the thrift's stock.

     Cainkar owns a relatively small stake in the thrift. He told BankInvestor he currently holds less than 1% of the company's stock, although he said, "It was higher. At one time it was like 3% to 4%, but with the stock market crash last year, a lot of people had to sell some shares," himself included.

     Cainkar could garner the support of other investors. According to documents filed with the SEC, Duggan, Palmer, Lashley and Harvey control a combined 24.7% of the thrift's common stock. Cainkar, however, said he did not have "the slightest idea" whether those investors would support his plan.

     Before last year's annual shareholder meeting, both Cainkar and Palmer were insurgent candidates for board seats. In a deal effectively brokered by Duggan, Security Financial added Palmer and his partner, Lashley, to its board, rather than wage a costly proxy battle. Cainkar withdrew his bid for a board seat.

     Cainkar said, "Once we got some shareholder representation on there, I didn't feel like running."

     But Cainkar is still not satisfied, and told BankInvestor that he is considering a run for the board at Security Financial's next annual meeting. "I've been talking to candidates and I figure I'll get a slate of three candidates together to run for the board," he said.

CUSIP No. 81424D109                                          Page 51 of 66 Pages


                                                          Exhibit E to Exhibit 6

                                 [On letterhead]


July 16, 2001


Mr. Lawrence R. Parducci, Secretary
Security Financial Bancorp, Inc.
9321 Wicker Avenue
St. John, IN  46373

Re:      Notice of Intent to Nominate Three Directors

Dear Mr. Parducci:

This letter constitutes a notice of intent by Vincent Cainkar to nominate three persons for election as directors of Security Financial Bancorp, Inc. (the "Corporation") at the 2001 Annual Meeting of Stockholders of the Corporation. This notice is being provided to you pursuant to Article II, Section 6(c) of the Corporation's By-Laws. Mr. Cainkar beneficially owns 4,500 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock").

Mr. Cainkar hereby notifies the Corporation pursuant to Article II, Section 6(c) of the Corporation's By-Laws that he intends to nominate Vincent Cainkar, Sheila Donoghue, and Jay D. Johnson for election to the Board of Directors of the Corporation at the 2001 Annual Meeting of Stockholders of the Corporation. As required by Section 6(c), also enclosed is the written consent of the proposed nominees to be names in Mr. Cainkar's proxy statement and to serve as directors of the Corporation, if elected.

Set forth below is certain information, including that required by Section 6(c) of the Corporation's By-Laws. The information set forth below responds fully to all of the requirements of Section 6(c). In certain instances in which a disclosure item is not applicable or no disclosure is required to be made pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, no response has been provided below.

CUSIP No. 81424D109                                          Page 52 of 66 Pages


1.   As to each proposed nominee:

     a. Name, Age, Business Address and Residence Address:

     Name              Age   Business Address           Residence Address
     ----              ---   ----------------           -----------------
     Vincent Cainkar   52    6215 West 79th Street      8206 South Mobile
                             Suite 2A                   Burbank, IL  60459
                             Burbank, IL 60459

     Sheila Donoghue   38    11 South LaSalle           2500 N. Lakeview Ave.
                             Suite 3310                 Unit #1204
                             Chicago, IL  60603         Chicago, IL  60614

     Jay D. Johnson    41    525 Buckingham Place       525 Buckingham Place
                             Downers Grove, IL  60516   Downers Grove, IL  60516

     b. Principal Occupation or Employment:

     Vincent Cainkar:          Attorney at Law
     Sheila Donoghue:          Investment management, primarily as President of
                               Kerry Capital Inc.
     Jay D. Johnson:           Investment management, primarily as President of
                               Lakeshore Capital, Inc.

     c. Shares Owned Either Beneficially or of Record:

     Vincent Cainkar:          4,500 Shares, Common Class
     Sheila Donoghue:          1,000 Shares, Common Class
     Jay D. Johnson:           2,500 Shares, Common Class


     d. Interest of Certain Persons in Matters to be Acted Upon:

     Except as otherwise set forth herein, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson is or was, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Kerry Capital Inc., of which Ms. Donoghue is the President, is entitled to receive a management fee with respect to any funds which it manages. Lakeshore Capital, Inc. of which Mr. Johnson is President, is

CUSIP No. 81424D109                                          Page 53 of 66 Pages

entitled to receive a management fee and/or incentive fee with respect to any funds which it manages, including Aqua Fund L.P.

     Except as otherwise set forth herein, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson nor any of their associates, has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

     e. Other information relating to such person that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Directorships of Other Publicly Owned Companies:

     Mr. Cainkar is a director of PS Financial, Inc., 4800 South Pulaski Road, Chicago, Illinois 60632. Neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson is presently serving as a director of any other corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Material Proceedings Adverse to the Corporation:

     To Mr. Cainkar's best knowledge, there are no material proceedings to which either Mr. Cainkar or Ms. Donoghue or Mr. Johnson, or any associate, is a party adverse to the Corporation or any of its subsidiaries, and none of them, or any associate, has any material interest adverse to the Corporation or any of its subsidiaries.

Positions or Offices with the Corporation:

        Vincent Cainkar:                    None
        Sheila Donoghue:                    None
        Jay D. Johnson:                     None

Transactions In Stock of the Corporation:

     The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Cainkar, Ms. Donoghue or Mr. Johnson or other entities constituting a "group" as defined for purposes of
Schedule 13D. All transactions are purchases unless otherwise identified.

CUSIP No. 81424D109                                          Page 54 of 66 Pages


                  Transactions by Vincent Cainkar:

                              Date                  Number of Share

                               1/5/2000                      100 1

                  Transactions by Burbank Partners2

                              1/5/2000                       19,900 3
                             1/25/2000                        4,000
                              2/4/2000                        5,000
                             2/14/2000                        3,000
                             5/31/2000                        3,000     (sale)
                             9/29/2000                        6,000     (sale)
                             10/3/2000                        4,000     (sale)
                             10/5/2000                        3,000     (sale)
                            10/23/2000                        1,000     (sale)
                            10/25/2000                        1,500     (sale)
                            11/29/2000                        4,000     (sale)
                             12/5/2000                        5,000     (sale)

               Transactions by Louis F. Cainkar, Ltd. Profit Sharing Plan:4

                             1/20/2000                         5,000
                             2/14/2000                         5,000
                             9/12/2000                         2,500    (sale)
                             9/13/2000                         7,500    (sale)

     The funds expended to date in the foregoing transactions of Mr. Cainkar were provided in part by margin account loans from subsidiaries of Banc of America Securities LLC ("Banc of America"), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from Bank of America were made in margin transactions on Banc of America usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by Banc of America. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

--------------------
          1 Purchased at the initial conversion in the name of Vincent Cainkar and Cathy M. Cainkar, his spouse, and subsequently transferred to Vincent Cainkar.
          2 Burbank Partners is an investment partnership owned equally by Vincent Cainkar and Cathy M. Cainkar, his spouse.
          3 Purchased at the initial conversion in the name of Vincent Cainkar and Cathy M. Cainkar, his spouse, and subsequently transferred to Burbank Partners.
          4 Vincent Cainkar is the beneficiary of such plan with power to direct the investment of its assets.

CUSIP No. 81424D109                                          Page 55 of 66 Pages


                  Transactions by Sheila Donoghue:

                                Date            Number of Share

                              3/21/2001                 100
                              6/14/2001                  900

                  Transactions by Jay D. Johnson:

                                 Date              Number of Share

                               6/7/2001                  100

                  Transactions by Aqua Fund L.P.5

                               6/7/2001                  2,400

     The funds expended to date in the foregoing transactions of Mr. Johnson were provided in part by margin account loans from subsidiaries of McDonald Investments, Inc. ("McDonald Investments"), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from McDonald Investments were made in margin transactions on McDonald Investments usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by McDonald Investments. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

     The funds expended to date in the foregoing transactions of Aqua Fund L.P. were provided in part by margin account loans from subsidiaries of Bear Stearns Securities Corp. ("Bear Stearns"), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from Bear Stearns were made in margin transactions on Bear Stearns usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by Bear Stearns. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

Arrangements or Understandings with Other Persons:

          Neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson has any arrangement or understanding with any other person pursuant to which he or she was or is to be selected as a director or nominee for election as a director of the Corporation.

--------------------
          5 Aqua Fund L.P. is an investment partnership for which Jay D. Johnson, as President of Lakeshore Capital, Inc., the General Partner, makes investment decisions.

CUSIP No. 81424D109                                          Page 56 of 66 Pages


Absence of any Family Relationships:

     Neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson has any family relationship with any director or officer of the Corporation. There is no family relationship between Mr. Cainkar and Ms. Donoghue and Mr. Johnson.

Absence of Involvement in Certain Legal Proceedings:

          i. Since January 1, 1995, no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Cainkar or Ms. Donoghue or Mr. Johnson, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of Mr. Cainkar or Ms. Donoghue or Mr. Johnson. In addition, since January 1, 1995 no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of, any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer.

          ii. Neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson has been convicted in a criminal proceeding nor has either of them been named as the subject of any pending criminal proceeding (excluding traffic violations or similar misdemeanors).

          iii. Since January 1, 1995, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson has been the subject of any court order, judgment or decree, not suspended, reversed or vacated, permanently or temporarily enjoining (or otherwise limited) from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company or from engaging in or continuing any conduct or practice in connecting with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

          iv. Since January 1, 1995, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson has been the subject of any order, judgement or decree not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or to be associated with persons engaged in any such activity.

CUSIP No. 81424D109                                          Page 57 of 66 Pages


          v. Since January 1, 1995, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, or by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, wherein the judgment in such civil action or finding by the SEC or the CFTC has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions:

     To the best knowledge of Mr. Cainkar, and based on information provided by each nominee:

1. Since January 1, 1999, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson nor any member of his immediate family had any material interest in any transaction or any series of similar transactions to which the Corporation or any of its subsidiaries was a party, and neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson nor any member of his immediately family has any material interest in any currently proposed transaction, or series of similar transactions to which the Corporation or any of its subsidiaries is a party.

2. Since January 1, 1999, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson has had any relationship of the nature described in Item 404(b) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Specifically, since January 1, 1999, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson has been an officer, director, partner or employee of, or has any of them owned (directly or indirectly) more than 10% of the equity interest in, any of the following types of organizations:

          (1) Any organization that has made or proposes to make payments to the Corporation or any of its subsidiaries for property or services;

          (2) Any organization to which the Corporation or any of its subsidiaries was indebted;

          (3) Any organization to which the Corporation or any of its subsidiaries has made or proposes to make payments for property or services; or

          (4) Any organization that provided legal services or investment banking services to the Corporation or any of its subsidiaries.

          vi. Since January 1, 1999, neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson nor any member of their respective immediate family or any firm, corporation or organization of which any of them is an executive officer or

CUSIP No. 81424D109                                          Page 58 of 66 Pages

     director or the beneficial owner of 10% or more of any class of equity securities, nor any trust or other estate in which any of them has a substantial beneficial interest or which any of them serves as a trustee or in a similar capacity, was indebted to the Corporation or any of its subsidiaries in excess of $60,000 at any time.

Section 16 Compliance:

     Neither Mr. Cainkar nor Ms. Donoghue nor Mr. Johnson is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Corporation.

2.   As to the proposed nominator:

     a.   Name and Record Address

         Vincent Cainkar
         6215 West 79th Street, Suite 2A
         Burbank, IL  60459-1102

               No other stockholder other than the nominees is known to Mr. Cainkar to be supporting Mr. Cainkar or Ms. Donoghue or Mr. Johnson as a nominee.

     b.   Beneficial Ownership

               Mr. Cainkar is the beneficial owner of 4,500 share of Common Stock, par value $0.01 per share, of the Corporation.

Your truly,


Vincent Cainkar

VC:les

Enc.

cc:  Mr. John P. Hyland, President and CEO

CUSIP No. 81424D109                                          Page 59 of 66 Pages


                           Consent of Proposed Nominee

     I, Vincent Cainkar, hereby consent to be named in the Proxy Statement of Vincent Cainkar to be used in connection with his solicitation of proxies from the shareholders of Security Financial Bancorp, Inc. for use in voting at the 2001 Annual Meeting of Stockholders of Security Financial Bancorp, Inc. and I hereby consent and agree to serve as a director of Security Financial Bancorp, Inc. if elected at such annual meeting.




                                             --------------------
                                              Vincent Cainkar


Dated:  July 16, 2001

CUSIP No. 81424D109                                          Page 60 of 66 Pages



                           CONSENT OF PROPOSED NOMINEE

     I, Sheila Donoghue, hereby consent to be named in the Proxy Statement of Vincent Cainkar to be used in connection with his solicitation of proxies from the shareholders of Security Financial Bancorp, Inc. for use in voting at the 2001 Annual Meeting of Stockholders of Security Financial Bancorp, Inc. if elected at such annual meeting.




                                              ------------------
                                              Sheila Donoghue


Dated:  July 6, 2001

CUSIP No. 81424D109                                          Page 61 of 66 Pages




                           CONSENT OF PROPOSED NOMINEE

     I, Jay D. Johnson, hereby consent to be named in the Proxy Statement of Vincent Cainkar to be used in connection with his solicitation of proxies from the shareholders of Security Financial Bancorp, Inc. for use in voting at the 2001 Annual Meeting of Stockholders of Security Bancorp, Inc., and I hereby consent and agree to serve as a director of Security Financial Bancorp, Inc. if elected at such annual meeting.




                                              -------------------
                                              Jay D. Johnson


Dated:  July 6, 2001

CUSIP No. 81424D109                                          Page 62 of 66 Pages


                                                          Exhibit F to Exhibit 6

                                  July 31, 2001

Mr. John Hyland, President & CEO
Security Financial Bancorp Inc.
9321 Wicker Avenue
St. John, Indiana 46373

Dear John:

     At last night's meeting, the Board authorized you and Muldoon Murphy to send Mr. Cainkar's nomination letter back as "not timely" because it purportedly failed to comply with our by-law notice deadlines, particularly the one that requires a timely notice of nomination of directors to be received by Security Financial within 10 days of public notice of the meeting. During last evening's call with Paul and Lori of Muldoon Murphy, I questioned whether the Company had met the public notice burden since, in the past, the Company's press releases have not been picked up by news sites. As you know, on numerous occasions over the past year, John Palmer and I have complained that the Company's press releases have not been effectively disseminated to the Company's investors and the public. Our request to have the Company use the fee-based business wire services that virtually every bank or thrift we follow uses (PR Newswire and Business Wire) has also been rejected by you and the management team as too costly (as you repeated at last night's meeting).

     This morning, I looked at all of the news services purportedly used by the Company on July 13 (you cited Bloomberg, Reuters, Dow Jones) and there is no record of the July 13th press release or the annual meeting date. I not only looked at the "free" sites for all 3 of those services but also at the paid Bloomberg site, which did not have the notice either (the Bloomberg machine and service costs $1,900 per month so even if the notice was on that system, it is certainly not widely available). So, even if we have a record that we sent the July 13th press release out to those services, it is not relevant to our position that we informed the public and our shareholders if those services did not deem the press release newsworthy enough to publish. I also looked at 20+ other investor and news sites that I use or know of and there is no mention of the July 13th press release and meeting notice date (e.g. CNBC, Yahoo, AOL, FreeRealTime, Ymerge, SNL Securities, American Banker, Friedman Billings Ramsey, Fidelity Investments, Charles Schwab, Raging Bull, Chicago Tribune, DLJ I-Partner, S&P Comstock, Stockpoint, McDonald & Co., CNBC WSJ, etc.). I also checked the Company's web site and there is no press releases attached. I also checked an SEC Edgar service and there is no Form 8-K filed with the SEC. The NASDAQ.com site also does not have the notice, even though you mentioned last evening that you also sent it to NASDAQ.

     I have a significant concern that we are inappropriately rejecting Mr. Cainkar's nomination letter in light of the fact that there was effectively no public notice on July 13th. Neither Mr. Cainkar (nor any other shareholder) would have any realistic way to gauge when they needed to send in a nomination letter. Even though I agreed last evening with the

CUSIP No. 81424D109                                          Page 63 of 66 Pages

majority to send back the nomination letter, I was basing my decision on your representation (and legal counsel's agreement) that public notice was effective. Based upon my independent review of the facts, I do not now believe we should reject his nomination as untimely. I am also sure that Muldoon Murphy's advice to reject the nomination was predicated upon the Company representation regarding the wide dissemination of the meeting date on July 13th.

     I am also concerned that we may have been penny wise and pound foolish in this instance. We saved $500 and now we are spending money on attorneys and wasting management and Board time on this issue. Because I believe the Company is going to find itself embroiled in a lawsuit with Mr. Cainkar if we insist on rejecting his nomination, I request that:

     3. You forward this letter to Paul and Lori at Muldoon Murphy for their review.

     4. The Board reconvene as soon as practical (by phone) to discuss this matter again, in light of my findings on the lack of notice, and unless we can assure ourselves that we met the public notice standard, we should not reject the nomination.

     5. A revised notice of the meeting date should be sent out as soon as practical via PR Newswire or Business Wire; and

     6. A revised notice of the meeting date should be sent to the SEC via a Form 8-K.

     While I agree with the sentiment that "the rules are the rules" and that Mr. Cainkar and other shareholders have to abide by deadlines and legal requirements, I also feel strongly that shareholders are the owners of the Company, that we all work for, regardless of whether we agree with them or not, and they should not be treated as the enemy. You made the mistake before of unilaterally authorizing Muldoon Murphy to attack Mr. Cainkar's shareholder proposal (without discussing it with the Board). If we err, it should be on the side of the shareholder that we have a fiduciary duty to protect. We also should not waste corporate assets on legal fees fighting our own shareholders.

     You should also send out this quarter's (and all future quarter's) press release(s), via PR Newswire or Business Wire, in light of the ineffectiveness of our previous method. You should probably file an 8-K as well.

     Please call me with any questions. I look forward to getting the Board together shortly to discuss this further.

                                              Sincerely,



                                              Rich Lashley

CUSIP No. 81424D109                                          Page 64 of 66 Pages


                                                          Exhibit G to Exhibit 6
                                 [On letterhead]

                                 August 7, 2001

FACSIMILE TRANSMISSION
(219) 365-6130

Ms. Mary Beth Bonaventura
Board Chairman
Security Financial Bancorp, Inc.
9321 Wicker Avenue
St. John, Indiana 46373

Dear Ms. Bonaventura:

     I am appalled that my nomination for directors has been rejected because it was "untimely." It would appear to me that your Board and the officers of SFBI are engaged in the selective disclosure of material events and are hiding the date of the annual stockholders meeting from the stockholders. It is indeed ironic that I still do not know the date of the annual stockholders meeting and that your letter of August 3, 2001 rejecting the nominations as untimely still does not disclose the date of the "upcoming Annual Meeting."

     I strongly object to your assertion that public disclosure of the stockholder meeting date has been given. I have yet to find any reference to the meeting date from any source. The Board knows that there is a contested shareholder proposition to be voted upon at the stockholders meeting and yet refuses to disclose the same in filings with the SEC.

     Last year on July 7, 2000, SFBI filed Form 8-K with the SEC (see enclosed) detailing that a press release had been issued announcing the annual meeting date. No Form 8-K has been filed this year even though this is clearly a material event and you have deemed it so in the past. One can only surmise that your lack of disclosure is an attempt to stop the nomination of directors by someone other than the current Board members.

     Although you maintain a website for SFBI, again, there is no mention of the annual meeting date even though that would be a very simple way to disclose to the public.

     Even worse, as you can see from my request of February 2, 2000 (see enclosed), you have purposely not sent to me the press release on the annual meeting date. I have received other press releases from you but now the press release on the annual meeting date is not sent. Last year, I had a conversation with Joann Halterman, who is in charge of your public relations, and she advised me that I would receive all future press releases. Somehow you` have seen fit to deny a shareholder who has requested press releases to receive the most essential information about SFBI.

CUSIP No. 81424D109                                          Page 65 of 66 Pages


     I don't know if the decision to reject my nominations was made solely by yourself or by the whole Board, but I certainly think that the complete Board of Directors should be aware of my nominations, your rejection, and the contents of this letter. I will give the Board until 5:00 p.m. Thursday, August 9, 2001, to consider the contents of this letter and to determine whether SFBI really made "public disclosure" of the annual meeting date. If the decision remains the same, then we will see how a court views your actions.

                                              Yours truly,



                                              Vincent Cainkar

CUSIP No. 81424D109                                          Page 66 of 66 Pages




                                                          Exhibit H to Exhibit 6
                                 [On letterhead]

                                 August 9, 2001

VIA CERTIFIED MAIL
AND FACSIMILE TRANSMISSION
(708) 430-4092

Mr. Vincent Cainkar
6215 West 79th Street, Suite 2A
Burbank, Illinois  60459-1102

Dear Mr. Cainkar:

     I am in receipt of your letter dated August 7, 2001 regarding your untimely Notice of Intent to Nominate Three Directors. Please be advised that the board of directors of Security Financial Bancorp, Inc. is aware of your Notice, made the determination that your Notice was untimely, is aware of my letter to you dated August 3, 2001 and is aware of your letter to me dated August 7, 2001.

     Further, please be advised that the press release announcing the 2001 annual meeting of stockholders which will be held on October 23, 2001 at Security Financial's main office was distributed to several wire services consistent with the board of directors' practices for all Company press releases.

                                              Sincerely,



                                              Mary Beth Bonaventura
                                              Board Chairman



cc:      Paul M. Aguggia, Esq.